UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: May 20, 2014

STEMGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21555	54-1812385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer

8280 Willow Oaks Corporate Drive, Suite 600 Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 797-8111

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 20, 2014, we entered into a Stock Purchase agreement with Landor Investment Corp., a Panama corporation to purchase 10,000,000 unregistered shares of common stock of the Company for the cash consideration of USD $297,000. The shares are being sold without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Regulation S under the Securities Act of 1933.

Item 3.02  Unregistered Sales of Equity Securities

On May 27, 2014 we issued 10,000,000 unregistered shares of common stock to Landor Investment Corp., a Panama corporation pursuant to the terms of the Stock Purchase agreement with Landor Investment Corp. The shares were issued without registration with the SEC in reliance on the exemption from registration in Regulation S of the Securities Act of 1933, as amended as a transaction by an issuer to a non-US Person. The investor had access to information regarding the Company (including information contained in our Annual Report on Form 10-K for the year ended June 30, 2013, Quarterly Report on Form 10-Q for the period ended December 31, 2013, Quarterly Report on Form 10-Q for the period ended March 31, 2014 and Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors. We reasonably believe that the investor is an accredited investor. The certificates representing the shares of common stock will bear the customary restrictive legend to the effect that the shares may not been transferred without registration under the Securities Act of 1933 or an available exemption.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 23, 2014, Susan Amber Gordon has resigned as Secretary of the Company. Effective June 24, 2014, C.W. Gilluly has resigned from his positions with the Company as President, Chief Executive Officer, Chief Financial Officer, and Director. The remaining sole officer and director of the Company is Robert J. Wilson.

Mr. Wilson has a broad background with over 25 years of experience in public accounting, industry and compliance consulting. From 2002 until the present, he has been a partner with Forte Group, LLC, a management consulting, merger and acquisition firm where he worked with clients in energy, IT and healthcare. He is currently the Chief Executive Officer of On the Move Systems, Inc. He has worked in the securities industry for more than 25 years providing financial and compliance consulting for several investment banking firms and broker dealers. He served on the Board of Arbitration for the National Association of Securities Dealers, and has been the Board Audit Chairman for several small public companies and was on the board of Source One Healthcare professionals from 2011 – 2013. He is a Certified Public Accountant, was a member of the NASD Board of Arbitrators and has several FINRA Security Licenses. He is a Certified Public Accountant, and holds a bachelor's degree from Houston Baptist University in Accounting and Management.

Item 9.01  Financial Statements and Exhibits.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMGEN, INC.
(Registrant)

Date: June 30, 2014	By:	/s/ Robert J. Wilson
	Name:	Robert J. Wilson
	Title:	Chief Executive Officer

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